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        CONVERTIBLE DEBENTURE AND WARRANTS PURCHASE AGREEMENT

                              Between

                          MW Medical, Inc.

                                and

                   the Investors Signatory Hereto

CONVERTIBLE DEBENTURE AND WARRANTS PURCHASE AGREEMENT dated as of July 14, 1999 (the "Agreement"), between the Investors signatory hereto (each an "Investor" and together the "Investors"), and MW Medical, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investors, and the Investors shall purchase in the aggregate, (i) $3,500,000 principal amount of Convertible Debentures and (ii) Warrants to purchase up to 350,000 shares of the Common Stock (as defined below) at a price per share of $2.75.

WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and/or 4(6) of the United States Securities Act and/or Regulation D ("Regulation D") and the other rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

                            ARTICLE I

                       Certain Definitions


Section 1.1.	 "Capital Shares"  shall mean the Common Stock
and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

Section 1.2.	"Capital Shares Equivalents"  shall mean any
securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any Warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

Section 1.3.	"Closing"  shall mean each closing of the
purchase and sale of the Convertible Debentures and Warrants pursuant to Section 2.1.

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Section 1.4.	"Closing Date"  shall mean the date on which all
conditions to each Closing have been satisfied (as defined in Section 2.1 (b) hereto) and the Closing shall have occurred.

Section 1.5.	"Common Stock"  shall mean the Company's common
stock, $0.001 par value per share.

Section 1.6.	"Conversion Shares"  shall mean the shares of
Common Stock issuable upon conversion of the Convertible Debenture and any shares of Common Stock issued as interest upon the Convertible Debenture.

Section 1.7.	"Convertible Debenture(s)"  shall mean the
$3,500,000 principal amount of 8% Convertible Debentures due July 31, 2000, in the form of Exhibit A hereto. In the event that the Company shall exercise its option to cause the exchange of the Convertible Debentures for Convertible Preferred Stock as set forth in the form of Convertible Debenture, then from and after the date of such exchange, the term "Convertible Debenture" shall apply to such shares of Convertible Preferred Stock.

Section 1.8.	"Damages"  shall mean any loss, claim, damage,
judgment, penalty, deficiency, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

Section 1.9.	"Effective Date"  shall mean the date on which
the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in the Registration Rights Agreement.

Section 1.10.	"Escrow Agent"  shall have the meaning set forth
in the Escrow Agreement.

Section 1.11.	"Escrow Agreement"  shall mean the Escrow
Agreement in substantially the form of Exhibit D hereto executed and delivered contemporaneously with this Agreement.

Section 1.12.	"Exchange Act"  shall mean the Securities
Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.13.	"Legend"  shall mean the legend set forth in
Section 9.1.

Section 1.14.	"Market Price"  on any given date shall mean the
average of the three lowest closing bid prices on the Principal Market (as reported by Bloomberg L.P.) of the Common Stock on any three Trading Days during the twenty-two (22) Trading Day period ending on the Trading Day immediately prior to the date for which the Market Price is to be determined.

Section 1.15.	"Material Adverse Effect"  shall mean any effect
on the business, operations, properties, prospects, stock price or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Certificate of Designations or the Warrants in any material respect.

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Section 1.16.	 "Outstanding"  when used with reference to
shares of Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

Section 1.17.	"Person"  shall mean an individual, a
corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.18.	 "Principal Market"  shall mean the American
Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, or the NASDAQ Small-Cap Market or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

Section 1.19.	"Purchase Price"  shall mean the principal
amount of the Convertible Debenture.

Section 1.20.	"Registrable Securities"  shall mean the
Conversion Shares and the Warrant Shares until (i) the Registration Statement has been declared effective by the SEC, and all Conversion Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Conversion Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Conversion Shares and Warrant Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Conversion Shares and Warrant Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

Section 1.21.	"Registration Rights Agreement"  shall mean the
agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor as of the first Closing Date in the form annexed hereto as Exhibit C.

Section 1.22.	"Registration Statement"  shall mean a
registration statement on Form SB-2 or S-1 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investors of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

Section 1.23.	"Regulation D"  shall have the meaning set forth
in the recitals of this Agreement.

Section 1.24.	"SEC"  shall mean the Securities and Exchange
Commission.

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Section 1.25.	"SEC Documents" means the Company's Annual
Report on Form 10-KSB for the year ended December 31, 1998 and Quarterly Report on Form 10-QSB for the quarter ended March 31,
1999.

Section 1.26.	"Section 4(2)"  and "Section 4(6)" shall have
the meanings set forth in the recitals of this Agreement.

Section 1.27.	"Securities Act"  shall have the meaning set
forth in the recitals of this Agreement.

Section 1.28.	"Shares"  shall have the meaning set forth in
Section 1.16.

Section 1.29.	"Trading Day"  shall mean any day during which
the Principal Market shall be open for business.

Section 1.30.	"Warrants"  shall mean the Warrants
substantially in the form of Exhibit B to be issued to the Investors hereunder.

Section 1.31.	"Warrant Shares"  shall mean all shares of
Common Stock or other securities issued or issuable pursuant to exercise of the Warrants.

                           ARTICLE II

     Purchase and Sale of Convertible Debenture and Warrants

Section 2.1.	Investment.

(a)	Upon the terms and subject to the conditions set forth
herein, the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase Convertible Debentures with a principal amount of $3,000,000 in accordance with the commitments set forth on the signature pages hereto, together with the Warrants, at the Purchase Price on the initial Closing Date as follows:

     (i)	Upon execution and delivery of this
Agreement, each Investor shall deliver to the Escrow
Agent immediately available funds in their proportionate amount of the Purchase Price as set forth on the signature pages hereto, and the Company shall deliver the Convertible
Debenture certificates and the Warrants to the Escrow
Agent, in each case to be held by the Escrow Agent pursuant to the Escrow Agreement.

     (ii)	Upon satisfaction of the conditions set
forth in Section 2.1(b), the first Closing ("Closing") shall occur at the offices of the Escrow Agent at which the Escrow Agent (x) shall release the Convertible
Debentures and the Warrants to the Investors and
(y) shall release the Purchase Price (after

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all fees have been paid as set forth in the Escrow
Agreement), pursuant to the terms of the Escrow Agreement.

(b)	The first Closing is subject to the satisfaction of
the following conditions:

     (i)	acceptance and execution by the Company and by
the Investors, of this Agreement and all Exhibits hereto;

     (ii)	delivery into escrow by each Investor of
immediately available funds in the amount of the Purchase Price of the Convertible Debentures purchased at the first Closing and the Warrants, as more fully set forth in the Escrow Agreement;

     (iii)	all representations and warranties of the
Investors contained herein shall remain true and correct as of the Closing Date (as a condition to the Company's obligations);

     (iv)	all representations and warranties of the Company
contained herein shall remain true and correct as of the Closing Date (as a condition to the Investors' obligations);

     (v)	the Company shall have obtained all permits and
qualifications required by any state for the offer and sale of the Convertible Debentures and Warrants, or shall have the availability of exemptions therefrom;

     (vi)	the sale and issuance of the Convertible Debentures
and the Warrants hereunder, and the proposed issuance by the Company to the Investors of the Common Stock underlying the Convertible Debentures and the Warrants upon the conversion or exercise thereof shall be legally permitted by all laws and regulations to which the Investors and the Company are subject and there shall be no ruling, judgment or writ of any court prohibiting the transactions contemplated by this Agreement;

     (vii)	delivery of the original fully executed Convertible
Debenture certificates and Warrants certificates to the Escrow
Agent;

     (viii)	delivery to the Escrow Agent of an opinion of
Michael A. Cane, counsel to the Company, in the form of Exhibit E hereto;

     (ix)	delivery to the Escrow Agent of the Irrevocable
Instructions to Transfer Agent in the form attached hereto as Exhibit F; and delivery to the Escrow Agent of the Registration Rights Agreement.

The First Closing shall be deemed to have occurred on July 20, 1998.

(c)	The Company further agrees to sell, and Roseworth Group,
Ltd., Balmore Funds, S.A. and Austost Anstalt Schaan each further agree to purchase additional Convertible Debentures at the Purchase Price equal to the commitment amount for the second
Closing set

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forth on the signature pages hereto on the date specified by the Company which is no earlier than ten (10) Trading Days following the Effective Date as follows:

     (i)	Within three Trading Days of receipt of notice
from the Company that the Registration Statement has been declared effective by the SEC and the Company desires such Investors to purchase the remaining Convertible Debentures, each such Investor shall deliver to the Escrow Agent immediately available funds in the amount of the Purchase Price for the additional Convertible Debentures, and the Company shall deliver further certificates representing such Convertible Debentures to the Escrow Agent, to be held by the Escrow Agent pursuant to the Escrow Agreement.

     (ii)	Upon satisfaction of the conditions set forth in
Section 2.1(b) (ii) through (vii), other than with respect to the Warrants, and if the average daily trading value of the Common Stock has been at least $50,000 for the prior twenty (20) Trading Days, an additional Closing shall occur at the offices of the Escrow Agent at which the Escrow Agent (x) shall release the Convertible Debentures to the participating Investors and (y) shall release the Purchase Price (after all fees have been paid as set forth in the Escrow Agreement) to the Company, pursuant to the terms of the Escrow Agreement.

Section 2.2.	Liquidated Damages. The parties hereto
acknowledge and agree that the sum payable pursuant to the Registration Rights Agreement for late registration and the sum payable pursuant to the Convertible Debentures for late delivery of Common Stock certificates shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amount specified in such provisions bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor in connection with the failure of the Company to timely cause the registration of the Registrable Securities or to deliver stock certificates upon any conversion, and (c) the parties are sophisticated businesses and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

                            ARTICLE III

              Representations and Warranties of Investor

Each Investor, severally and not jointly, represents and warrants to the Company that:

Section 3.1.	Intent.  The Investor is entering into this
Agreement for its own account and not with a view to or for sale in connection with any distribution of the Common Stock. The Investor has no present arrangement (whether or not legally binding) at any time to sell the Convertible Debenture, the Warrants, any Conversion Shares or Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such securities for any minimum or other specific term and reserves the

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right to dispose of the Conversion Shares and Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2.	Sophisticated Investor.  The Investor is a
sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Convertible Debenture, the Warrants and the underlying Common Stock. The Investor has been represented by counsel of its choice. The Investor acknowledges that an investment in the Convertible Debenture, the Warrants and the underlying Common Stock is speculative and involves a high degree of risk.

Section 3.3.	Authority.  This Agreement and each agreement
attached as an Exhibit hereto which is required to be executed by Investor has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.4.	Not an Affiliate.  The Investor is not an
officer, director or "affiliate" (as that term is defined in Rule
405 of the Securities Act) of the Company.

Section 3.5.	Absence of Conflicts.  The execution and
delivery of this Agreement and each agreement which is attached as an Exhibit hereto and executed by the Investor in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof by the Investor, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor or (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.6.	Disclosure; Access to Information.  The Investor
has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by the Investor.

Section 3.7.	Manner of Sale.  At no time was Investor
presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                           ARTICLE IV

            Representations and Warranties of the Company

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The Company represents and Warrants to the Investors that,
except as set forth on the Disclosure Schedule prepared by the Company and attached hereto:

Section 4.1.	Organization of the Company.  The Company is a
corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except as described in the SEC Documents. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2.	Authority.  (i) The Company has the requisite
corporate power and corporate authority to conduct its business as now conducted, to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, and the Warrants and to issue the Convertible Debentures, the Conversion Shares, the Warrants and the Warrant Shares pursuant to their respective terms, (ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Convertible Debentures and the Warrants by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Convertible Debentures and the Warrants have been duly executed and delivered by the Company and at the Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion of the Convertible Debentures and for the exercise of the Warrants.
The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Debentures and Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Convertible Debentures is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C.
101 et seq. (the "Bankruptcy Code"). The Company shall not seek judicial relief from its obligations hereunder except pursuant to the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under
11 U.S.C.   362 in respect of the conversion of the Convertible
Debentures and the exercise of the Warrants. The Company agrees, without cost or expense to the Investors, to take or consent to any and all action necessary to effectuate relief
under 11 U.S.C.   362.

Section 4.3.	Capitalization.  The authorized capital stock
of the Company consists of 100,000,000 shares of Common Stock, $0.001 par value per share, of which 16,723,929 shares

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are issued and outstanding as of July 14, 1999.  Except as set forth in the SEC Documents, there are no outstanding Capital Shares Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. The Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued pursuant to valid exemptions from registration under the Securities Act and all applicable state "blue sky" laws.

Section 4.4.	Common Stock.  The Company has registered its
Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the Principal Market. As of the date hereof, the Principal Market is the OTC Bulletin Board and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

Section 4.5.	SEC Documents.  The Company has made available
to the Investors true and complete copies of the SEC Documents.
The Company has not provided to the Investors any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC
Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or
(ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.

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Section 4.6.	Exemption from Registration; Valid Issuances.
Subject to the accuracy of the Investors' representations in
Article III, the sale of the Convertible Debentures, the Conversion Shares, the Warrants and the Warrant Shares will not require registration under the Securities Act and/or any applicable state securities law. When issued and paid for in accordance with the Warrants and validly converted in accordance with the terms of the Convertible Debentures, the Conversion Shares and the Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Convertible Debentures, the Conversion Shares, the Warrants or the Warrant Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Convertible Debentures or the Warrants will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Convertible Debentures, the Conversion Shares, the Warrants or the Warrant Shares or, except as contemplated herein, any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. The Convertible Debentures, the Conversion Shares, the Warrants and the Warrant Shares shall not subject the Investors to personal liability to the Company or its creditors by reason of the possession thereof.

Section 4.7.	No General Solicitation or Advertising in Regard
to this Transaction. Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation
D) or general advertising with respect to the sale of the Convertible Debentures or the Warrants, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Convertible Debentures, the Conversion Shares, the Warrants or the Warrant Shares under the Securities Act.

Section 4.8.	No Conflicts.  The execution, delivery and
performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of and payment of interest upon the Convertible Debentures, the Conversion Shares, the Warrants and the Warrant Shares, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under any Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Convertible Debentures

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or the Warrants in accordance with the terms hereof (other than any SEC or state securities filings that may be required to be made by the Company subsequent to Closing, any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

Section 4.9.	No Material Adverse Change.  Since March 31,
1999, no Material Adverse Effect has occurred or exists with respect to the Company. No material supplier has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels.

Section 4.10.	No Undisclosed Events or Circumstances.  Since
March 31, 1999, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investors.

Section 4.11.	No Integrated Offering.  Other than pursuant
to an effective registration statement under the Securities Act, or pursuant to the issuance or exercise of employee stock options, or pursuant to its discussion with the Investors in connection with the transactions contemplated hereby, the Company has not issued, offered or sold the Convertible Debentures, the Warrants or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Convertible Debentures, the Warrants or Common Stock, or any securities convertible into a exchangeable or exercisable for the Convertible Debentures or Common Stock or any such other securities) within the six-month period next preceding the date hereof, and the Company shall not permit any of its directors, officers or affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any Person of the Convertible Debentures, Warrants or shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Investors of the Convertible Debentures
(and the Conversion Shares) or the Warrants (and the Warrant Shares) as contemplated by this Agreement.

Section 4.12.	Litigation and Other Proceedings. There are no
lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

Section 4.13.	No Misleading or Untrue Communication.  The
Company and, to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Convertible Debentures or the Warrants in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

NY:71728.2                      11

<Page >

Section 4.14.	Material Non-Public Information.  The Company
has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

Section 4.15.	Insurance.  The Company and each subsidiary
maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

Section 4.16.	Tax Matters.

(a)	The Company and each subsidiary has filed all Tax Returns
which it is required to file under applicable laws; all such Tax Returns are true and accurate and has been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1998, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

(b)	No claim has been made by a taxing authority in a
jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a
closing agreement pursuant to   7121 of the Internal Revenue
Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed
to or is required to make any adjustments pursuant to   481 (a)
of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real
property holding corporation within the meaning of   897(c)(2)
of the Internal Revenue Code during the applicable period
specified in   897(c)(1)(A)(ii) of the Internal Revenue Code.

NY:71728.2                      12

<Page >

(c)	The Company has not made an election under   341(f) of
the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company
under (A) Treas. Reg.   1.1502-6 (or comparable provisions of
state, local or foreign law), (B) as a transferee or successor,
(C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that
would not be deductible under   280G of the Internal Revenue
Code.

(d)	For purposes of this Section 4.16:

"IRS" means the United States Internal Revenue
Service.
"Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

"Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

Section 4.17.	Property.  Neither the Company nor any of its
subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company. The Company's present facilities are adequate for the Company's reasonably foreseeable needs.

Section 4.18.	Intellectual Property.  Each of the Company
and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the Company's knowledge, except as disclosed in the SEC Documents neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

Section 4.19.	Internal Controls and Procedures.  The Company
maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which

NY:71728.2                      13

<Page >

the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

Section 4.20.	Payments and Contributions.  Neither the
Company, any subsidiary, nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

Section 4.21.	Related Party Transactions.  The Company is not a
party to any agreement or transaction with any of its officers, directors, greater than 5% shareholders or any Affiliate (as defined in SEC Rule 405) of any of said persons that would require disclosure under Item 404 of Regulation S-K that is not disclosed in the SEC Documents.

Section 4.22.	Permits and Licenses.  The Company holds all
necessary permits and licenses to conduct its business as presently conducted, except that the FDA has not yet approved the Company's product for sale in the United States. All of such permits and licenses are in full force and effect and the Company is not in material violation of any thereof.

Section 4.23.	No Misrepresentation. The representations and
warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investors pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                            ARTICLE V

                    Covenants of the Investors

Each Investor, severally and not jointly, covenants with the Company that:

Section 5.1.	Compliance with Law.  The Investor's trading
activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed.

NY:71728.2                      14

<Page >

                             ARTICLE VI

                       Covenants of the Company

Section 6.1.	Registration Rights.  The Company shall cause
the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

Section 6.2.	Reservation of Common Stock.  As of the date
hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares and the Warrant Shares pursuant to any conversion of the Convertible Debentures or exercise of the Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered pursuant to any conversion of the Convertible Debentures or exercise of the Warrants and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be obligated to issue by reason of adjustments to the Warrants.

Section 6.3.	Listing of Common Stock.  The Company hereby
agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as reasonably practicable following the Closing to list the Conversion Shares and the Warrant Shares on the Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Conversion Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Investors to cause the Conversion Shares and Warrant Shares to be listed on such other Principal Market as promptly as possible. The Company will take all action to continue the listing and trading of its Common Stock on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investors with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company's receipt thereof, until the Investors have disposed of all of their Registrable Securities.

Section 6.4.	Exchange Act Registration.  The Company will
cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act until the Investors have disposed of all of their Registrable Securities.

Section 6.5.	Legends.  The certificates evidencing the
Registrable Securities shall be free of legends, except as set forth in Article IX.

NY:71728.2                      15

<Page >

Section 6.6.	Corporate Existence; Conflicting Agreements.
The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall qualify to do business as a foreign corporation in the State of California within twenty (20) days of the first Closing. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

Section 6.7.	Consolidation; Merger.  The Company shall not,
at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investors such shares of stock and/or securities as the Investors are entitled to receive pursuant to this Agreement and the Convertible Debenture.

Section 6.8.	Issuance of Convertible Debentures and Warrant
Shares. The sale of the Convertible Debentures and the Warrants and the issuance of the Warrant Shares pursuant to exercise of the Warrants and the Conversion Shares upon conversion of the Convertible Debentures shall be made in accordance with the provisions and requirements of Section 4(2), 4(6) or Regulation D and any applicable state securities law. The Company shall make any necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to the Investors as required by all applicable laws, and shall provide a copy thereof to the Investors promptly after such filing.

Section 6.9.	Limitation on Future Financing.  The Company agrees
that it will not enter into any sale of its securities or any Capital Shares Equivalents at a discount to the then-current bid price until 180 days after the effective date of the Registration Statement except for any sales (i) of up to 3,000,000 shares of Common Stock pursuant to the exercise of options granted or to be granted under an employee benefit plan, (ii) pursuant to any compensatory plan for a full-time employee or key consultant, or
(iii) with the prior approval of a majority in interest of the Investors in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money. If any of Roseworth Group, Ltd., Balmore Funds, S.A. or Austost Anstalt Schaan shall wrongfully fail to purchase additional Convertible Debentures at the second Closing, then such defaulting Investor(s) shall have no rights pursuant to this
Section 6.9.

                           ARTICLE VII

                     Survival; Indemnification

Section 7.1.	Survival.  The representations, warranties and
covenants made by each of the Company and each Investor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made

NY:71728.2                      16

<Page >

shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

Section 7.2.	Indemnity.  (a) The Company hereby agrees to
indemnify and hold harmless the Investors, their respective Affiliates and their respective officers, directors, partners and members (collectively, the "Investor Indemnitees"), from and against any and all Damages, and agrees to reimburse the Investor Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

     (i)	any misrepresentation, omission of fact or breach
of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

     (ii)	any failure by the Company to perform in any
material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instru-ment, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

     (iii)	any action instituted against the Investors,
or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of an Investor, with respect to any of the transactions contemplated by this Agreement.

(b)	 Each Investor, severally and not jointly, hereby agrees
to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Damages, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

     (i)	any misrepresentation, omission of fact, or
breach of any of the Investor's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to this Agreement; or

     (ii)	any failure by the Investor to perform in any
material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by the Investor pursuant to this Agreement.

Section 7.3.	Notice.  Promptly after receipt by either party
hereto seeking indemnification pursuant to Section 7.2 (an
"Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"),

NY:71728.2                      17

<Page >

the Indemnified Party promptly shall notify the party from whom indemnification pursuant to Section 7.2 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying
Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying
Party and the Indemnified Party are parties, the Indemnifying
Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified
Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x),
(y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party.
Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

Section 7.4.	Direct Claims.  In the event one party hereunder
should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in
Article X. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                           ARTICLE VIII

                       Due Diligence Review

Section 8.1.	Due Diligence Review.  Subject to Section 8.2,
the Company shall make available for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the

NY:71728.2                      18

<Page >

Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investors pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, Nasdaq or other filing, all proposed filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Section 8.2.	Non-Disclosure of Non-Public Information.

(a)	From and after the filing of the Registration
Statement, the Company shall not disclose material non-public information to the Investors, advisors to or representatives of the Investors unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. Other than disclosure of any comment letters received from the SEC staff with respect to the Registration Statement, the Company may, as a condition to disclosing any non-public information hereunder, require the Investors' advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investors.

(b)	The Company will promptly notify the advisors and
representatives of the Investors and, if any, underwriters, of any event or the existence of any circumstance of which it becomes aware, constituting material information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading.

                           ARTICLE IX

              Legends; Transfer Agent Instructions

Section 9.1.	Legends.  Unless otherwise provided below, each
certificate representing Registrable Securities will bear the following legend or equivalent (the "Legend"):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE U.S.  SECURITIES ACT OF 1933, AS AMENDED
(THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS
AND HAVE

NY:71728.2                      19

<Page >

BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE
REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

Section 9.2.	Transfer Agent Instructions.  Upon the execution
and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions substantially in the form of Exhibit F hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be.

Section 9.3.	No Other Legend or Stock Transfer Restrictions.
No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or "stop transfer orders," "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX.

Section 9.4.	Investors' Compliance.  Nothing in this Article
shall affect in any way each Investor's obligations to comply with all applicable securities laws upon resale of the Common Stock.

                            ARTICLE X

                   Choice of Law; Arbitration

Section 10.1.	Governing Law/Arbitration.  This Agreement
shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New
York by persons domiciled in New York City and without regard to
its principles of conflicts of laws.   Any dispute under this
Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York unless the matter at issue is the corporation law of the company's state of incorporation, in which event the corporation law of such jurisdiction shall govern such issue. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings

NY:71728.2                      20

<Page >

with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be authorized and is hereby directed to enter a default judgment against any party failing to participate in any proceeding hereunder within the time periods set forth in the AAA rules. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorney's fees, in connection with such arbitration. Any party shall be entitled to obtain injunctive relief from a court in any case where such relief is available.

                            ARTICLE XI

                            Assignment

Section 11.1.	Assignment.  Neither this Agreement nor any
rights of the Investors or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any of the Convertible Debentures or Warrants purchased or acquired by any Investor hereunder with respect to the Convertible Debentures or Warrants held by such person, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed, each Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any Affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the terms of this Agreement.

                            ARTICLE XII

                              Notices

Section 12.1.	Notices.  All notices, demands, requests,
consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

NY:71728.2                      21

<Page >

If to the Company:                  MW Medical, Inc.
	                              6955 E. Caballo Drive
	                              Paradise Valley, AZ 85253
	                              Attention: Jan Wallace
                                    Telephone: 602-483-8700
                                    Facsimile: 602-443-1235

with a copy to (shall not
constitute notice):	            Michael A. Cane, Esq.
	                              101 Convention Center Drive,
                                    PH-1200
                                    Las Vegas, NV 89109
                                    Telephone: 702-312-6255
                                    Facsimile: 702-312-6249

if to the Investors:                As set forth on the signature
                                    pages hereto

with a copy to:	                  Joseph A. Smith, Esq.
(shall not constitute notice)       Epstein Becker & Green, P.C.
                                    250 Park Avenue
                                    New York, New York
                                    Telephone: (212) 351-4500
                                    Facsimile: (212) 661-0989

Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this Section 12.1.

                           ARTICLE XIII

                           Miscellaneous

Section 13.1.	Counterparts/ Facsimile/ Amendments.  This
Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 13.2.	Entire Agreement.  This Agreement, the
agreements attached as Exhibits hereto, which include, but are not limited to the Convertible Debentures, the Warrants, the Escrow Agreement, and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and

                                22

<Page >

contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section 13.3.	Severability.  In the event that any provision
of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 13.4.	Headings.  The headings used in this Agreement
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 13.5.	Number and Gender.  There may be one or more
Investors parties to this Agreement, which Investors may be natural persons or entities. All references to plural Investors shall apply equally to a single Investor if there is only one
Investor, and all references to an Investor as "it" shall apply equally to a natural person.

Section 13.6.	Reporting Entity for the Common Stock.  The
reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investors and the Company shall be required to employ any other reporting entity.

Section 13.7.	Replacement of Certificates.  Upon (i) receipt
of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Convertible Debentures or any Conversion Shares or Warrants or any Warrant Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the Company (which shall not include the posting of any bond) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 13.8.	Fees and Expenses.  Each of the Company and the
Investors agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of Epstein Becker & Green, P.C., counsel to Roseworth Group, Ltd.
and Escrow Agent for all of the Investors, in an amount equal to $15,000, all as set forth in the Escrow Agreement.

Section 13.9.	Brokerage.  Each of the parties hereto
represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except for JWGenesis Financial Services Corp., whose fee shall be paid by the Company. The Company on the one hand, and the Investors, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

NY:71728.2                      23

<Page >

Section 13.10.	Publicity.  The Company agrees that it will
not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Investors, which shall not be unreasonably withheld nor delayed by more than two (2) Trading Days from their receipt of such proposed release. No release shall name the Investors without their express consent.

	IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                   MW Medical, Inc.
                   By: \s\ Jan Wallace  President CEO
                      -------------------------------------

                   Roseworth Group, Ltd.
                   By: \s\ Hans Grassner
                      -------------------------------------
                      Hans Gassner, Director

                   Principal Amount subscribed for:
                   First Closing $750,000
                   Second Closing $250,000

                   Address for notices:
                   C/o Dr. Batliner & Partners
                   Aeulestrasse 74
                   FI-9490 Vaduz, Liechtenstein
                   Fax: 011-41-75-2360-405

                   Balmore Funds, S.A.

                   By: \s\ Francois Morax
                      -------------------------------------
                      Francois Morax
                      Authorized Signatory

                   Principal Amount subscribed for:
                   First Closing $375,000
                   Second Closing $125,000

                   Address for notices:
                   Trident Chambers
                   Road Town, Tortola
                   British Virgin Islands
                   Fax: 411-201-8800

                   [signatures continued]

NY:71728.2                      24

<Page >


                   [MW Medical, Inc. signature page continued]

                   Austost Anstalt Schaan


                   By: \s\ Thomas Hackl
                      -------------------------------------
                      Thomas Hackl,
                      Authorized Signatory

                   Principal Amount subscribed for:
                   First Closing $375,000
                   Second Closing $125,000

                   Address for notices:
                   Landstrasse 163
                   9494 Furstenweg
                   Vaduz, Liechtenstein

                   Fax:011-431-532-895

                   Markham Holdings, Ltd.


                   By: \s\ J.D. Hassan
                      -------------------------------------
                      J.D. Hassan
                      Authorized Signatory

                   Principal Amount subscribed for: $250,000


                   Address for notices:
                   50 Town Range, P. O. Box 472
                   Gibraltar
                   Fax:011-350-40404
                   [signatures continued]

NY:71728.2                      25

<Page >

                   [signatures continued]
                   VMR High Octane Fund, Ltd.


                   By: \s\ Florian Homm
                      -------------------------------------
                      Florian Homm
                      Authorized Signatory

                   Principal Amount subscribed for: $750,000


                   Address for notices:
                   C/o HWR Services
                   Craigmuir Chambers
                   P.O. Box 71
                   Road Town, Tortola
                   British Virgin Islands

                   Fax:011-

                   Strategic Group, Ltd.


                   By: \s\ Bernard Hazel
                      -------------------------------------
                      Bernard Hazel,
                      Authorized Signatory

                   Principal Amount subscribed for: $250,000


                   Address for notices:
                   Suite 41/42 Victoria House
                   26 Main Street, P.O. Box 743
                   Gibraltar

                   Fax:011-350-70189

                   [signatures continued]

<Page >

                      \s\ Mark F. Hubbard
                      -------------------------------------
                      Mark F. Hubbard

                   Principal Amount subscribed for: $250,000
                   Address for notices:



                   Fax:



NY:71728.2                      27